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                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549

                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(b)
             of The Securities Exchange Act of 1934


                Date of Report: October 14, 1997
      (Date of earliest event reported: October 14, 1997)


                      STORAGE TRUST REALTY
       (Exact name of registrant as specified in its charter)

         Maryland                1-13462       43-1689825
(State or other jurisdiction  (Commission      (IRS Employer
   of incorporation)          File Number)  Identification No.)

                      2407 Rangeline Street
                    Columbia, Missouri 65202
     (Address and zip code of principal executive offices)

Registrant's telephone number, including area code:(573)499-4799


                         Not Applicable
 (Former name or former address, if changed since last report)


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ITEM 5: EARNINGS AND DIVIDEND PRESS RELEASE

Storage Trust Realty (the "Company") sent out the following press release for the results of operations for the three months and nine months ended September 30, 1997 and for the quarterly dividend for the fourth quarter of 1997.

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Storage Trust Realty                      For additional information contact
2407 Rangeline Street                     Steve Dulle, Chief Financial\Officer
Columbia, MO 65202                        Telephone: 573.499.4799
Press Release

 STORAGE TRUST REPORTS 9.6% INCREASE IN FFO PER SHARE FOR Q3 1997
SAME STORE REVENUES INCREASE 4.8% AND SAME STORE NOI INCREASE 5.7%
                    FOR THE FIRST 9 MONTHS OF 1997

     COLUMBIA, Missouri (October 14, 1997) Storage Trust Realty (NYSE-SEA) today released results of operations for the third quarter of 1997. Funds from operations for the third quarter of 1997 were $7.9 million or $.57 per share which exceeded consensus estimates. This represents an increase of 9.6% on a per share basis compared to $7.0 million or $.52 per share for the third quarter of 1996. For the nine months ended September 30, 1997 as compared with the same period in 1996, funds from operations increased 10.1% to $1.63 per share.

     For the entire portfolio, revenues were $16.0 million for the third quarter, an increase of 29.8% over the same period in 1996. Average revenue per occupied square foot for the quarter increased 9.1% to $7.69 for 1997 as compared to $7.05 for 1996. Square footage occupancy was 85% as of September 30, 1997 as compared to 87% as of September 30, 1996.

     For the 106 facilities owned by the Company during the first nine months of 1997 and 1996, revenues and net operating income increased 4.8% and 5.7%,
respectively.   For the 135 facilities owned by the Company during the third quarter of 1997 and 1996, revenues and net operating income increased 3.7% and 5.0%, respectively.

     The Board of Trustees announced a dividend increase of 5.7% to $.46 per Common Share for the fourth quarter of 1997. The dividend will be paid on December 29, 1997 to shareholders of record as of December 15, 1997.

     In the third quarter, the Company continued its focus on existing markets by acquiring six facilities comprising 366,000 net rentable square feet for $21.8 million. The facilities were located in Houston, TX; Dallas, TX; Fort Worth, TX; Durham, NC; and Columbus, OH. These purchases were funded by borrowing on the Company's revolving line of credit and the exchange of eight facilities containing 344,200 net rentable square feet and valued at $11.165 million. For the nine months ended September 30, 1997, the Company has acquired a total of 32 facilities containing 1.7 million net rentable square feet for $84.5 million.

             Mike Burnam, Chief Executive Officer, commented on the results, "This was a fine quarter as evidenced by our exceeding consensus estimates. Operationally, rental rate increases became effective while our acquisitions continued to be focused in certain key markets to capitalize on economies of scale. Acquisitions and exchanges in this quarter show our continued commitment to growing market share in metropolitan areas. We will continue to look for additional opportunities to shape our portfolio."



                     Page 1
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Press Release
Storage Trust Realty


     The following table summarizes operating information for the
Company:

                        Three Months Ended
                        September 30, 1997               Three Months Ended
                        Amount       Change              September 30, 1996

PORTFOLIO DATA:
  Average revenue per
   occupied square foot  $7.69          9.1%                   $7.05
  Square foot occupancy
   at end of period        85%                                   87%

SAME STORE DATA (135 Facilities):
  Revenues               $11,158,094    3.7%           $  10,756,383
  Expenses                 3,226,034    0.7%               3,204,916
  Net operating income   $ 7,932,060    5.0%           $   7,551,467

  Average revenue per
   occupied square foot  $7.47          4.6%                   $7.14
  Square foot occupancy
   at end of period         84%                                  86%

                          Nine Months Ended
                          September 30, 1997                Nine Months Ended
                          Amount       Change               September 30, 1996

PORTFOLIO DATA:
  Average revenue per
   occupied square foot   $7.47          8.3%                    $6.90

SAME STORE DATA (106 Facilities):
  Revenues                $24,071,426    4.8%                    $22,961,955
  Expenses                  7,194,042    2.9%                    $ 6,988,312
  Net operating income    $16,877,384    5.7%                    $15,973,643

  Average revenue per
   occupied square foot   $7.34          4.1%                     $7.05
  Square foot occupancy
   at end of period         84%                                     86%


       Storage Trust Realty is a fully integrated, self-managed and self-administered real estate investment trust headquartered in Columbia, Missouri, engaged in the management and ownership of 193 self-storage facilities located in 16 states totaling approximately 10.1 million net rentable square feet and 87,000 units.

       Additional information on the Company can be obtained at our Web site at http://www.storagetrust.com.

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                       STORAGE TRUST REALTY
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
       (amounts in thousands, except for share information)
                           (unaudited)

                         Three Months Ended         Nine Months Ended
                           September  30,             September  30,
                        1997          1996          1997           1996

OPERATING DATA:
Revenues:
  Rental income         $15,477      $12,055       $42,623        $29,781
  Management income          80           32           193            134
  Equity in earnings
   of joint ventures         30           17            69             86
  Other income              377          199           927            462
  Total revenues         15,964       12,303        43,812         30,463
Expenses:
  Property operations     3,286        2,670         9,025          6,758
  Real estate taxes       1,568          986         3,995          2,641
  General and
   administrative           879          715         2,302          1,783
  Interest                2,196          827         5,596          3,241
  Depreciation            2,487        1,660         6,812          4,225
  Amortization              161           72           467            216
  Total expenses         10,577        6,930        28,197         18,864
Net income before
 minority interest        5,387        5,373        15,615         11,599
Minority interest         (358)        (327)       (1,011)          (726)
Net income             $  5,029     $  5,046       $14,604        $10,873
Net income per share   $   0.39     $   0.39       $  1.13        $  1.08
Weighted-average
 number of shares    12,909,775   12,827,375    12,901,434     10,108,639

FUNDS FROM OPERATIONS:
  Net income before
   minority interest   $  5,387     $  5,373       $15,615        $11,599
  Depreciation of
  revenue-producing assets2,462        1,660         6,747          4,225
  Company share of
   joint venture
    depreciation              4            4            12             17
  Funds from operations$  7,853     $  7,037       $22,374        $15,841
Funds from operations
 per share            $    0.57     $   0.52       $  1.63        $  1.48
Weighted-average number
 of shares and units 13,772,459   13,552,741    13,762,612     10,733,513

                                            September 30,  December 31,
                                                1997          1996

BALANCE SHEET DATA:
Investment in storage facilities, net        $363,427       $304,114
Total assets                                 $371,349       $308,725
Mortgages and notes payable                  $123,820       $ 63,255
Total liabilities                            $140,718       $ 76,559
Shareholders' equity                         $214,142       $215,696



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      STORAGE TRUST REALTY



October 14, 1997                       /s/ Michael G. Burnam
(Date)                                 Michael G. Burnam
                                       Chief Executive Officer

October 14, 1997                       /s/ Stephen M. Dulle
(Date)                                 Stephen M. Dulle
                                       Chief Financial Officer